Exhibit 10.19

Award Agreement

Granted in accordance with the terms of the Avolon Equity Incentive Plan 2014

[Date] 2014

Avolon Holdings Limited

and

State Street Trustees (Jersey) Limited

and

Agraffe Investments [    ], LP

and

[                    ]

LTIP Agreement

This Agreement is made the      day of              2014

Between:

(1)	Avolon Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (registered number 288612) whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and whose principal place of business is at The Oval, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland (the “Company” which expression shall include its successors);

(2)	State Street Trustees (Jersey) Limited (formerly known as MIFA Trustees Limited), a company incorporated in Jersey (registered number 105616), whose registered office is at Lime Grove House, Green Street, St. Helier, Jersey JE1 2ST, acting in its capacity as the trustee of the Avolon Share Trust (the “Trustees” which expression shall include their successors);

(3)	Agraffe Investments [ ], LP, a Delaware Limited Partnership whose principal office is at 1313 N Market Street, Suite 5100, Wilmington, Delaware 19801, USA (the “LP” which expression shall include its successors); and

(4)	[—] of [—] (the “Employee” which expression shall include his or her successors).

Whereas

(A)	AAL and the Trustees established the Avolon Share Trust with the entry by each of them into a trust deed on 19 May 2010, with such trust deed being amended by instruments of amendment dated on or around 14 December 2012, [—] 2014 and [—] 2014, for the purposes of providing incentives in the form of interests in Shares in the Company to the employees of the Group.

(B)	The Trustees hold the legal and beneficial interests in certain Shares on trust for the benefit of the beneficiaries of the Avolon Share Trust.

(C)	The Company established the Avolon Equity Incentive Plan 2014 (the “Plan”) by a resolution of the board of directors of the Company passed on [—] 2014 and a resolution of the members of the Company passed on [—] 2014. The purpose of the Plan is to provide long-term incentive compensation opportunities tied to the performance of the Company and its Shares to the employees of the Group in accordance with the provisions set out therein.

(D)	The Employee is an employee of the Group and is a limited partner of the LP.

(E)	The Trustees have agreed to grant to the LP an option to acquire the legal and beneficial interest in [—] Shares (the “Option Shares”) on the terms and subject to the conditions contained in this Agreement and the Plan.

(F)	The Employee’s limited partnership interest will receive any economic benefit of the Option Shares issued upon exercise of the Option.

(G)	The parties wish to enter into this Agreement to agree to certain provisions relating to the exercise of the Options and certain other obligations in relation to the Option Shares upon exercise of the Options.

LTIP Agreement

1	Definitions and Interpretation

1.1	Definitions

For the purposes of this Agreement, (i) capitalised terms shall, unless otherwise defined herein or unless the context requires otherwise, have the meanings given to such terms in the Plan, and (ii) the following words and expressions shall, save where the context otherwise requires, have the following meanings:

“2016 Determination Date”	means the Determination Date in respect of the 2016 financial year of the Company;

“AAL”	means Avolon Aerospace Limited, an exempted company incorporated under the laws of the Cayman Islands (registered number 233212), whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and whose principal place of business is at The Oval, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland;

“Bad Leaver”	means a Participant who ceases to be an Eligible Person and is not a Good Leaver;

“Business Day”	means a day (other than a Saturday or Sunday) on which clearing banks are generally open for business in Dublin;

“Cash Earnings”	means, for any financial year, reported consolidated net income of the Company having reversed the impact of i) fair value adjustment of unrealised gains or losses on interest rate caps, ii) IPO related expenses, iii) share based payments, and (iv) taxes, but which, for the avoidance of doubt, has not been adjusted to take account of the amortisation of debt issuance costs;

“CE Performance Option Shares”	means [—][1] Option Shares;

“Determination Date”	has the meaning given to that term in Clause 3.5;

“Director”	means a director of the Company;

“Exercise Date”	means the date on which the Option (or any part thereof) is exercised pursuant to Clause 4.4;

“Good Leaver”	means a Participant who ceases to be an Eligible Person by reason of death, agreed retirement, illness or incapacity, or whom the Committee otherwise designates as a Good Leaver;

[1]	27.5% of the Option Shares (i.e. 50% of the performance element).

LTIP Agreement

“Group”	means the Company and its Subsidiaries from time to time and “Group Company” will mean any one of them;

“IPO CE Target”	means [—]%;

“IPO ROE Target”	means [—]%;

“Option”	means the LP’s right to acquire the Option Shares for cash at the Option Price and in accordance with the terms and conditions of this Agreement and the Plan;

“Option Period”	means the period commencing on the date of this Agreement and ending on [—][2];

“Option Price”	means the price of [US$—] per Option Share as adjusted from time to time where appropriate in accordance with this Agreement;

“Outperformance CE Target”	means [—]%;

“Outperformance ROE Target”	means [—]%;

“Return on Equity”	means, for any financial year, Cash Earnings divided by tangible book equity of the Company as at the year end;

“ROE Performance Option Shares”	means [—][3] Option Shares; and

“Targets”	means, together, the Threshold CE Target, the IPO CE Target, the Outperformance CE Target, the Threshold ROE Target, the IPO ROE Target and the Outperformance ROE Target (each, a “Target”);

“Threshold CE Target”	means [—]%;

“Threshold ROE Target”	means [—]%; and

“Time Vesting Option Shares”	means [—][4] Option Shares.

1.2	Interpretation

Reference to any statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted and wherever the context so admits or requires the singular shall include the plural and vice versa and the masculine shall include the feminine.

[2]	Seven year anniversary to be inserted.
[3]	27.5% of the Option Shares (i.e. 50% of the performance element).
[4]	45% of the Option Shares.

LTIP Agreement

2	Grant of Option

Subject to the provisions of this Agreement, the Trustees hereby grant to the LP the right to acquire all of the Trustees’ right, title and interest in the Option Shares for cash at the Option Price in accordance with the terms of this Agreement and the Plan (a copy of which has been made available to the Employee).

3	Vesting of Options

3.1	The Option shall not be exercisable in respect of any Option Shares until such Option Shares have become vested.

3.2	Subject to the terms of the Plan and this Agreement, the Option Shares shall vest, and become exercisable, as follows:

(a)	the Time Vesting Option Shares in three equal instalments on 31 December 2014, 31 December 2015 and 31 December 2016 provided, in respect of such instalments, that the Employee remains an Eligible Person on those dates;

(b)	the CE Performance Option Shares shall vest on the 2016 Determination Date as follows:

(i)	in the event that the compound annual growth rate in Cash Earnings for the Company for the financial years 2014, 2015 and 2016, calculated by comparing the Cash Earnings as at the year end of 2016 as against the Cash Earnings as at the year end of 2013 (the “Cash Earnings Growth Rate”), is less than or equal to the Threshold CE Target, no CE Performance Option Shares shall vest;

(ii)	in the event that the Cash Earnings Growth Rate is equal to the IPO CE Target, 45.45% of the CE Performance Option Shares shall vest;

(iii)	in the event that the Cash Earnings Growth Rate is equal to or more than the Outperformance CE Target, 100% of the CE Performance Option Shares shall vest;

(iv)	vesting shall be linearly interpolated such that in the event that the Cash Earnings Growth Rate is more than the Threshold CE Target but less than the IPO CE Target, or more than the IPO CE Target but less than the Outperformance CE Target, the number of CE Performance Option Shares to vest shall be calculated on a pro rata basis based on the amount by which the Threshold CE Target or IPO CE Target, as applicable, has been exceeded;

(c)	the ROE Performance Option Shares shall vest on the 2016 Determination Date as follows:

(i)	in the event that the growth in Return on Equity for the Company averaged annually across financial years 2014, 2015 and 2016 is less than or equal to the Threshold ROE Target, no ROE Performance Option Shares shall vest;

LTIP Agreement

(ii)	in the event that the growth in Return on Equity for the Company averaged annually across financial years 2014, 2015 and 2016 is equal to the IPO ROE Target, 45.45% of the ROE Performance Option Shares shall vest;

(iii)	in the event that the growth in Return on Equity for the Company averaged annually across financial years 2014, 2015 and 2016 is equal to or more than the Outperformance ROE Target, 100% of the ROE Performance Option Shares shall vest; and

(iv)	vesting shall be linearly interpolated such that in the event that the growth in Return on Equity for the Company averaged annually across financial years 2014, 2015 and 2016 is more than the Threshold ROE Target but less than the IPO ROE Target, or more than the IPO ROE Target but less than the Outperformance ROE Target, the number of ROE Performance Option Shares to vest shall be calculated on a pro rata basis based on the amount by which the Threshold ROE Target or IPO ROE Target, as applicable, has been exceeded.

3.3	A worked example of the Targets is provided at Schedule 1 for informational purposes only. The Committee shall have the discretion, acting in good faith, to adjust the Targets to ensure that they are no more or less challenging than the original Targets were at the time they were set, in the following circumstances:

(a)	where there is a material change in the economic performance of the Company in the relevant period from that originally budgeted;

(b)	where there is a material change in the achievability of the Targets due to variances in dividend policy, share buybacks or the issuance of new equity capital in the Company; or

(c)	where there is a material change in the achievability of the Targets due to any change in tax law or accounting standards.

3.4	For the avoidance of doubt the Option shall lapse, and shall not be capable of exercise in respect of any Performance Vesting Option Shares that do not vest on the 2016 Determination Date.

3.5	In respect of any financial year of the Company, the Committee shall, acting in good faith, determine the Cash Earnings and Return on Equity for that financial year by no later than one month following the approval of the audited accounts of the Company by the Directors in respect of the relevant financial year (the “Determination Date”).

3.6	As soon as reasonably practicable after the Determination Date for the financial year 2016 the Company shall notify the LP and the Employee of the number of Performance Vesting Option Shares which have vested and, if requested by the Employee, shall provide details of the calculation thereof.

3.7	The number of Option Shares vesting on any particular date shall be rounded to the nearest whole number following determination of the same.

LTIP Agreement

4	Exercise of the Option

4.1	Subject to the provisions of Clause 4.3, and to the rules of the Plan (including, without limitation, the provisions of Rule 19), the Option is exercisable during the Option Period only.

4.2	The exercise of the Option is subject to vesting in accordance with Clause 3.

4.3	The Option may be exercised in one or more portions in accordance with the terms of this Clause 4, provided always that the Option (or such remainder thereof) shall only be capable of exercise by the LP during the Option Period and in accordance with the terms of this Agreement.

4.4	The LP may exercise the Option in accordance with this Clause 4 by completing, signing and delivering to the Trustees and the Company a notice of exercise together with payment in full of the Option Price, in such form as permitted by the Plan, payable in respect of the Option Shares specified in the notice of exercise. The Option shall be deemed to have been exercised on the date of service of the exercise notice or such other date as the Committee may decide at its discretion (the “Exercise Date”) provided that the Option is exercised within the Option Period.

4.5	As soon as practicable and, in any event, within 5 Business Days of the relevant Exercise Date the Trustees will, subject to all of the provisions of Clause 4.4 having been complied with, transfer all of its rights, title and interest in the Option Shares to the LP by the execution and delivery to the Company of a duly executed share transfer instrument in relation to the relevant Option Shares.

4.6	For the avoidance of doubt, in circumstances where the death of the Employee occurs during the Option Period and the Option (or part thereof) has vested but has not been exercised in full, the Option (or remainder thereof) may continue to be exercised by the LP.

5	Forfeiture

5.1	Unless otherwise determined by the Committee, upon the Employee becoming a Bad Leaver, the Option shall lapse and cease to be exercisable in respect of such Option Shares which have not vested at that date in accordance with the terms of Clause 3.

5.2	Unless otherwise determined by the Committee in accordance with Clause 5.3, upon the Employee becoming a Good Leaver, the number of CE Performance Option Shares and ROE Performance Option Shares that vest on the 2016 Determination Date shall be reduced on a pro rata basis in accordance with the length of the Employee’s service with the Group during the financial years 2014 to 2016 (“Time Pro-Rating”).

5.3	In respect of a Good Leaver, the Committee may at its discretion determine that such number of CE Performance Option Shares and/or ROE Performance Option Shares as it may specify vest by:

(a)	disapplying the Time Pro-Rating; and/or

(b)	measuring performance to the date that the Employee ceases to be an Eligible Person in which case the applicable Option Shares shall vest as at the date of such determination of the Committee.

5.4	In respect of a Good Leaver, the Option shall lapse and cease to be exercisable in respect of any Option Shares that do not vest as set out in clauses 5.2 or 5.3 or that have not already otherwise vested in accordance with Clause 3.

LTIP Agreement

6	Clawback

6.1	Any and all rights, payments and benefits of the LP and the Employee under this Agreement or otherwise relating to the Option and the Option Shares shall be subject to cancellation, forfeiture and/or recoupment as provided in Rule 20 of the Plan with respect to the Employee.

7	Assignment

The rights of the LP under this Agreement shall be deemed personal and shall not be capable of being assigned, transferred, sold, mortgaged, pledged or encumbered in any way whatsoever by the LP, except with the prior written consent of the Committee (with such consent being given or withheld at the absolute discretion of the Committee) and provided the assignee enters into an agreement adhering to the terms of this Agreement.

8	Taxation

8.1	By entering into this Agreement, the Employee and the LP are deemed to:

(a)	acknowledge that no party hereto has offered, nor do they have any obligation to provide, any form of tax advice to the Employee or the LP;

(b)	acknowledge that the Employee and LP bear sole responsibility for ensuring that the LP’s exercise of the Option is fully in compliance with the Employee’s and LP’s obligations under applicable taxation laws and statutes;

(c)	acknowledge that where, in relation to (i) the grant of the Option; (ii) the exercise of the Option or (iii) any other taxable event in relation to the Option, any Group Company is liable, or is in accordance with current practice believed by the Committee to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Employee or the LP, the Option may not be exercised unless the Employee or the LP has beforehand paid to the relevant Group Company an amount sufficient to discharge the liability; or the Employee and the LP or the Company has entered into some other arrangement with the relevant Group Company to ensure that such amount is otherwise available to them or the relevant Group Company;

(d)

acknowledge that where, in relation to (i) the grant of the Option; (ii) the exercise of the Option or (iii) any other taxable event in relation to the Option, any Group Company is liable, or is in accordance with current practice believed by the Committee to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability (including, for the avoidance of doubt, any employer’s pay related social insurance (“PRSI”) or equivalent liability) of any Group Company, the

LTIP Agreement

aggregate Option Price shall be increased by the amount of such employer tax or social security liability (unless the Employer Group elects at its sole discretion for any such liability to be settled in accordance with Clause 8.1(f));

(e)	fully indemnify and keep indemnified the Group Companies against any liabilities which may arise in respect of any liability to taxation (including, for the avoidance of doubt, any employer PAYE or equivalent liability) arising as a result of the Employee’s or the LP’s failure to comply fully with its obligations under relevant taxation laws and statutes or otherwise in respect of (i) the grant of the Option to or exercise of the Option by the LP; (ii) the sale of the Options Shares acquired on the exercise of the Option by the LP; and (iii) any other taxable event in relation to the Option Shares acquired upon exercise of the Option by the LP; and

(f)	the Employee agrees that, on the exercise of the Option, the Group or the Trustee may withhold and sell, as agent of the Employee and the LP, such number of Option Shares as will yield an amount, net of expenses, equal to any amounts which any Group Company becomes liable to pay where the liability results from the charges and taxes outlined at Clauses 8.1(b) to 8.1(e) above.

8.2	The Employee and/or the LP shall provide to the Company as soon as reasonably practicable such information as any Group Company reasonably requests for the purpose of complying with its obligations under the Taxes Consolidation Act 1997 of Ireland, social insurance legislation or any other applicable tax legislation.

9	Confidentiality

9.1	Subject to Clause 9.2, the Employee undertakes to keep the terms of this Agreement, including without limitation the number of Option Shares, confidential and not to disclose any such information (the “Confidential Information”) to anyone in any manner whatsoever or by any means whatsoever, including without limitation to any other employee of the Group.

9.2	The Employee may disclose Confidential Information:

(a)	to the professional advisers of the Employee, but only to the extent that they reasonably need to know the same and only on the basis that they are informed by that Employee of its confidential nature and agree to keep it confidential;

(b)	to any person to whom such Confidential Information is required to be disclosed pursuant to any applicable law, regulation or legal process, including without limitation to any relevant tax authority and as may be required in any filing with the U.S Securities and Exchange Commission; and

(c)	to the extent that such Confidential Information has already been publicly disclosed otherwise than in breach of this Clause 9.

LTIP Agreement

10	Notice

Any notice or other communication between the parties hereto shall be given in writing by sending the same by prepaid post or by personal delivery or electronically and shall be deemed to have been duly given or made 48 hours after posting if sent by prepaid post; or when delivered if sent by personal delivery; or when sent if sent electronically; addressed as follows (or to such other address as may be hereinafter notified by a party to the others):

(a)	In the case of the Company:

(i)	If delivery is made by post or by personal delivery it shall be made to Avolon Holdings Limited, The Oval, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland for the attention of the Company Secretary; and

(ii)	If made electronically it shall be made to such electronic address as the Company may notify to the other parties for this purpose.

(b)	In the case of the Employee:

(i)	If delivery is made by post or by personal delivery it shall be made to o the address of the Employee included at the beginning of this Agreement; and

(ii)	If made electronically it shall be made to such electronic address as the Employee may notify to the other parties for this purpose.

(c)	In the case of Trustees:

(i)	If delivery is made by post or by personal delivery it shall be made to its registered office address; and

(ii)	If made electronically it shall be made to such electronic address as the Trustees may notify to the other parties for this purpose.

(d)	In the case of the LP;

(i)	If delivery is made by post or by personal delivery it shall be made to its registered office address; and

(ii)	If made electronically it shall be made to such electronic address as the LP may notify to the other parties for this purpose.

(e)	Any notice, document or other communication so sent to the Employee shall be deemed to have been duly given notwithstanding that the Employee is then deceased (and whether or not the Company has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which notices, documents and other communications are to be sent.

11	Certain Legal Restrictions

The Plan, this Agreement, the granting and exercising of the Option, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.

LTIP Agreement

12	Whole Agreement

This Agreement shall supersede all prior representations, arrangements, understandings and agreements and sets out the entire, complete and exclusive understanding between the parties with respect to the Option.

13	Counterparts

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

14	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Republic of Ireland and the parties hereby agree to submit to the non-exclusive jurisdiction of the Irish Courts.

LTIP Agreement

Schedule 1

Worked Example of the Targets

[Insert Worked Example]

LTIP Agreement

In Witness whereof this Agreement has been executed the day and year first before written.

Signed and Delivered

for and on behalf

of Avolon Holdings Limited

by

in the presence of:

Witness’ Signature

Address:

Occupation:

Signed and Delivered

for and on behalf

of State Street Trustees (Jersey) Limited

by

in the presence of:

Witness’ Signature

Address:

Occupation:

LTIP Agreement

Signed and Delivered

for and on behalf

of Agraffe Investments [ ], LP

By Agraffe No. 2 Limited

Its general partner

By

Name

Title

Signed and Delivered

By [ ]

In the presence of:

Witness’ signature

Address:

Occupation

LTIP Agreement